Exhibit 99.1

105 Norton Street • Newark, NY 14513 • Ph: (315) 331-7742 • Fax: (315) 331-3547 • www.iec-electronics.com

IEC ANNOUNCES PRELIMINARY ESTIMATED SECOND QUARTER RESULTS; COMPANY PROVIDES UPDATE ON STATUS OF RESTATEMENTS

Newark, NY – May 20, 2013 – IEC Electronics Corp. (NYSE MKT: IEC) announced preliminary estimated results for the quarter ended March 29, 2013 and provided an update on the status of its restatements.

Status of Financial Statement Restatements

As reported on May 1, 2013, the Audit Committee of the Board of Directors of IEC Electronics Corp. (the “Company”) determined that the financial statements for the Company’s fiscal year ended September 30, 2012, as well as the unaudited interim consolidated financial statements for the fiscal quarter and year-to-date periods ended December 30, 2011, March 30, 2012, June 29, 2012 and December 28, 2012 (the “Restated Periods”), require restatement.

Due to the continuing review of these matters, the Company has been unable to finalize its financial statements for the quarter ended March 29, 2013 (“Q2-2013”) or to file its Quarterly Report on Form 10-Q for that period (the “Q2-2013 10-Q”) with the SEC. On May 13, 2013, the Company filed a Notification of Late Filing with the SEC extending the filing deadline for the Q2-2013 10-Q from May 13, 2013 to May 20, 2013. At the time the Company filed the Notification, it anticipated meeting the extended filing deadline for the Q2-2013 10-Q. However, despite the significant work to date, the Audit Committee has determined further review of the facts and circumstances giving rise to the restatement is necessary before the Company’s financial statements are finalized and filed. Accordingly, the Company will not meet the extended filing deadline and the Company’s Q2-2013 10-Q will not be filed on a timely basis. The Company will continue to dedicate significant resources toward the process of completing the restatement and its financial statements as soon as possible, and currently anticipates that within the next 45 days its restatements and the Q2-2013 10-Q will be filed.

The Company’s estimates for the restatement adjustment to the Company’s consolidated financial statements as previously reported have not changed. The estimated adjustment is provided in the Current Report on Form 8-K filed by the Company on May 1, 2013 (the “Restatement 8-K”) which is available on the IEC website at http://www.iec-electronics.com.

The Company cautions that additional information could be discovered as a result of the preparation of the restated financial statements and the further review referred to above that could cause the Company to have to make additional adjustments to its previously reported financial information or changes to the information contained in the Restatement 8-K or to the preliminary estimated results for Q2-2013 set forth and discussed herein.

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Preliminary Estimated Results of Quarter Ended March 29, 2013

As indicated above, the Company’s Q2-2013 10-Q will not be filed on a timely basis, and the Company has not finalized its financial statements for Q2-2013. However, the Company’s preliminary estimated financial results (unaudited in thousands) for Q2-2013 are as follows:

Net Sales	$33,681
Gross Profit	$2,899
Operating Loss	$(1,412)
Loss Before Benefit From Income Taxes	$(1,827)
Net Loss	$(1,144)

Total Current Assets	$42,982
Total Assets	$87,035
Total Current Liabilities	$19,071
Total Liabilities	$47,054
Stockholders’ Equity	$39,981

Borrowings under our credit facilities, less cash, decreased on March 29, 2013 compared to December 28, 2012 by approximately $1 million.

Revenue decreased in Q2-2013 by $4.3 million as compared to the second quarter of fiscal 2012 (“Q2-2012”). Aggregate revenue decreases in the medical, industrial and communications & other market sectors of $5.1 million were partially offset by increased revenue in the military & aerospace market sector of $0.8 million. Revenue for the medical market sector decreased $1.5 million primarily due to decreased demand from a customer upon completion of a recall program. Revenue for the industrial market sector decreased $2.4 million primarily due to a strategic decision by a customer to dual source product to mitigate risk. Revenue for the communications & other market sector also decreased by $1.2 million primarily due to decreased demand from two customers, one of which has moved some production in house, partially offset by revenue from a new customer. Military & aerospace revenue increased $1.2 million due primarily to revenue related to new programs from existing customers, revenue from a new customer and releases in military funding. These increases were partially offset by a $0.4 million decrease in revenue from one of the Company’s aerospace customers that discontinued outsourcing a product to IEC and used its excess capacity, created by decreased end-customer demand, to manufacture the product in house.

Q2-2013 gross profit decreased $5.2 million to 8.6% of sales from 21.3% of sales in Q2-2012. Lower sales volume and unfavorable changes in product mix at some locations were partially offset by higher sales volume and favorable changes in product mix at others. Lower than anticipated sales volumes at some locations reduced leverage on fixed manufacturing costs. In addition, higher labor costs were incurred as a result of anticipated higher revenue volumes which did not materialize in Q2-2013, particularly in the Southern California Braiding operation. The Company’s gross profit was also negatively impacted in the quarter by costs of resolving technical problems for a telecom customer. Lastly, during Q2-2013 the Company realigned manufacturing at its Newark, New York location from one large to three smaller operations focused on specific end markets, and the costs of realignment negatively impacted profitability in the quarter.

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SG&A increased for the quarter primarily as a result of severance for former employees. The decrease in gross profit and increase in SG&A primarily resulted in the Company incurring a net loss of $1.1 million in Q2-2013, compared to net income of $2.5 million in Q2-2012. In response, the Company initiated reductions in labor, overhead and SG&A costs.

W. Barry Gilbert, Chief Executive Officer of the Company, commented “Operationally, this was a very difficult quarter. While revenues were slightly higher than the first quarter, we realized lower revenue compared to last year coupled with higher costs. Unfortunately, this quarter coincided with the need to restate our financial statements. We currently expect the restatement to be complete within approximately 45 days, and our estimates for the restatement adjustment to the Company’s consolidated financial statements as previously reported have not changed. We understand the importance of remaining focused on the growth and profitability of the business as we complete the work related to the restatement process, and are encouraged that during Q2-2013, the Company added new customers.”

Quarterly Investor Call Cancelled

Since the Company is not filing its Quarterly Report on Form 10-Q for the quarter ended March 29, 2013 and has not completed the restatement process, the conference call scheduled for May 21, 2013 at 10:00 a.m. Eastern time has been cancelled. The Company will not further discuss its financial results until the filing of its restated financial statements and financial statement for the second quarter of fiscal 2013.

This release contains certain statements that are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934, and are made in reliance upon the protections provided by such Acts for forward-looking statements. These forward-looking statements (such as when we describe what we “expect,” “anticipate” or “estimate” will occur, and other similar statements) include, but are not limited to, all statements that are not based on historical fact, but rather reflect our current expectations concerning future results and events. The ultimate correctness of these forward-looking statements is dependent upon a number of known and unknown risks and events and is subject to various uncertainties and other factors that may cause our actual results, performance or achievements to be different from any future results, performance or achievements expressed or implied by these statements. Specific risks and uncertainties include, but are not limited to, those set forth in the “Risk Factors” section of the Company’s latest Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Additional risks and uncertainties resulting from the existence, timing and outcome of the Company’s restatement (including further review of the facts and circumstances giving rise to it) could, among others, (i) result in additional changes to the financial information previously provided by the Company or included herein, (ii) result in delisting of the Company’s stock from NYSE MKT, (iii) cause the Company to incur substantial additional legal, accounting and other expenses, (iv) cause the Company’s independent registered public accounting firm to withdraw their opinion regarding the financial statements for the Restated Periods, (v) cause a default under the Company’s credit arrangements with M&T Bank with respect to which, if the bank chooses to exercise its remedies, the Company may not be able to obtain replacement financing or continue its operations, (vi) result in shareholder, governmental or other actions, (vii) cause the Company’s customers, including the government contractors with which it deals, to lose confidence in the Company or cause a default under the Company’s contractual arrangements or (viii) affect the ability of the Company to remediate the existing material weakness in the Company’s internal controls over financial reporting or lead to the identification of new or additional deficiencies or material weaknesses. Any one or more of such risks and uncertainties could have a material adverse effect on the Company or the value of its common stock.

We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise.

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About IEC Electronics

IEC Electronics Corporation is a premier provider of electronic manufacturing services (“EMS”) to advanced technology companies primarily in the military and aerospace, medical, industrial and communications sectors. The Company specializes in the custom manufacture of high reliability, complex circuit cards, system level assemblies, a wide array of custom cable and wire harness assemblies, precision sheet metal products, and advanced research and testing services. As a full service EMS provider, IEC is a world-class ISO 9001:2008, AS9100 and ISO13485 certified company. The AS9100 certification enables IEC to serve the military and commercial aerospace markets. The ISO13485 certification supports the quality requirements of medical device markets. The Company is also AC7120 Nadcap accredited for electronics manufacturing to support the most stringent quality requirements of the aerospace industry, as well as ITAR registered and NSA approved under the COMSEC standard. Dynamic Research and Testing Laboratories (DRTL), the Company’s newest business unit, is an ISO 17025 accredited laboratory specializing in the testing and detection of counterfeit electronic parts, as well as component risk mitigation and advanced failure analysis. IEC Electronics is headquartered in Newark, NY (outside of Rochester) and also has operations in Rochester, NY, Albuquerque, NM and Bell Gardens, CA. Additional information about IEC can be found on its web site at www.iec-electronics.com.

Contact:

John Nesbett/Jennifer Belodeau

Institutional Marketing Services (IMS)

(203) 972-9200

jnesbett@institutionalms.com

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